EXHIBIT 3



                                ESCROW AGREEMENT

                                      among

                          Biovest International, Inc.,
                                 Accentia, Inc.




                                       and

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                                 as Escrow Agent

                               Dated June 16, 2003

         ESCROW AGREEMENT ("Agreement"), dated June 16, 2003, among Accentia, Inc., a Florida corporation with offices at 5310 Cypress Center Drive, Suite 101, Tampa, Florida 33609 ("Accentia"), Biovest International, Inc., a Delaware corporation with offices at 8500 Evergreen Blvd., Minneapolis, MN 55433 ("Biovest"), and Morrison Cohen Singer & Weinstein, LLP, as escrow agent (the "Escrow Agent").

         Whereas, Accentia and Biovest are party to that certain Investment Agreement dated April 10, 2003 (as amended by the amendment thereto dated an even date with this Agreement, the "Investment Agreement");

         Whereas, Accentia and Biovest desire to enter into further amendments to the Investment Agreement with respect to Accentia's agreement to subscribe for shares of Biovest's capital stock and, in connection therewith, enter into certain other agreements relating to the subject matter of the Investment Agreement;

         Whereas, the Investment Agreement (as further amended by the terms of this Agreement) provides that Biovest is required to place certificates evidencing shares of Biovest's capital stock in escrow for the benefit of Accentia and Biovest pursuant to and in accordance with the terms of this Agreement; and

         Whereas, this Agreement is in the best interests of Accentia and Biovest.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  DEFINED TERMS
                                  -------------

         Capitalized terms used in this Agreement without definition have the respective meanings set forth in the Investment Agreement.

                                   SECTION I
                                   ---------

             Amendments to Investment Agreement; Related Agreements
             ------------------------------------------------------

     1.1 Further Amendments. Notwithstanding anything to the contrary set forth in the Investment Agreement, Accentia and Biovest agree, subject to the terms of this Agreement, as follows:

         (a) At the initial Closing of the subscription for Biovest capital stock under the Investment Agreement, (i) upon payment by Accentia to Biovest of $2,500,000 (less $530,000 evidenced by that certain secured Promissory Note dated April 10, 2003 which is hereby satisfied and discharged in full), Biovest shall issue 5,491,852 shares of Biovest common stock (the "Fully Paid Shares") to Accentia; (ii) a stock certificate evidencing 5,491,852 shares of Biovest common stock shall be placed in the escrow created by this Agreement for the benefit of Accentia and Biovest to be held pursuant to the terms of this Agreement and only transferred to Accentia in accordance with the terms of this Agreement on the payment of Accentia's $2,500,000 promissory note evidencing the subscription price therefor ("$2.5M Note") on the 90th day following the date hereof (such stock certificate, the "Second Closing Stock

Certificate"); and (iii) share certificates evidencing 16,907,333 shares of Biovest common stock and 8,021,886 shares of Biovest preferred stock purchasable by Accentia upon any delivery of the $15M Note (as defined below) to Biovest pursuant to this Agreement shall be placed in the escrow created by this Agreement for the benefit of Accentia and Biovest to be held in accordance with the terms of this Agreement (such certificates, together with the Second Closing Stock Certificate, the "Escrowed Stock Certificates").

     1.2 Completion of Due Diligence. Accentia acknowledges and confirms that it has completed its due diligence investigation of Biovest in connection with the Investment Agreement to Accentia's complete satisfaction where such due diligence investigation did not reveal (and Accentia has no, and shall not make any, claim in respect of ) any breach of representation, warranty or covenant (to the extent the performable prior to the date hereof) of Biovest under the Investment Agreement. All of the closing conditions to Accentia's obligations to purchase shares of Biovest capital stock under the Investment Agreement have been satisfied by Biovest. The issuance of the shares evidenced by the Escrowed Stock Certificates (the "Shares"), and Accentia's obligation to pay the subscription price therefor, are not subject to the satisfaction of any further condition with respect to or on the part of Biovest and/or its business, property, condition (financial or otherwise), assets or prospects. No further events, circumstances, occurrences or conditions (or the absence thereof) with respect to Biovest shall constitute a condition precedent to Accentia's obligations to pay the purchase/subscription price for all of the Shares and to pay the $15M Note when due.

     1.3 Promissory Notes. The $2.5M Note and the $15,000,000 Promissory Note (the "$15M Promissory Note") issued by Accentia in payment of the purchase/subscription price for 16,907,333 common shares and 8,021,886 preferred shares of the Shares referred to in Section 1.1(a)(iii) above shall be placed into escrow in accordance with the terms of this Agreement and released to Biovest in accordance with the terms of this Agreement.

     1.4 Release of Escrowed Stock Certificates; Satisfaction of $2.5M Note. In the event that the Escrowed Stock Certificates are not released to Accentia because of the failure by Accentia timely to satisfy the Escrow Conditions (as defined below), then Biovest shall be free to complete the Stock Powers (as defined below) in order to retain the Shares (as treasury shares or to cancel the Shares) and Accentia shall have no continuing rights under the Investment Agreement to subscribe for, purchase and/or be issued any further shares of Biovest capital stock. In such event, Accentia's rights under the Investment Agreement shall terminate; provided that Accentia shall be entitled to retain the Fully Paid Shares and Biovest shall be entitled to retain the purchase price therefor. In the satisfaction of the Escrow Conditions, the $2.5M Note shall be paid and satisfied by Accentia's payment in full in cash to Biovest which shall be deemed to occur immediately prior to the satisfaction of all other Escrow Conditions.

     1.5 Voting Proxy. For so long as the shares evidenced by the Escrowed Stock Certificates are held in escrow in accordance with the terms hereof, Accentia does hereby constitute and appoint Christopher Kyriakides as Accentia's proxy to exercise the right to vote the Shares evidenced thereby (including the right to act by consent and to call and attend all meetings by Biovest stockholders) with full power to vote and act for Accentia in Accentia's name, place and stead and in the same manner, to the same extent, and to the same effect that Accentia would have if personally present at such meetings (or acting by written consent) giving

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

Christopher Kyriakides' full power of substitution and revocation; in each case, to vote on any proposal which comes before Biovest's stockholders; provided that
(a) in any vote with respect to a matter (other than capital-raising transactions or transactions affecting Biovest's capital structure to the extent that Accentia has not violated the terms of the Investment Agreement) presented to the Biovest stockholders Dr. Kyriakides shall vote the shares evidenced the Escrowed Stock Certificates as directed by Accentia unless he disagrees with Accentia's direction in which case he shall vote as he so elects with respect to the shares evidenced by the Escrowed Stock Certificates and (b) without Accentia's prior written consent, in exercising any voting rights with respect to the shares evidenced the Escrowed Stock Certificates, Dr. Kyriakides shall not cast a vote in a manner that is materially adverse to Accentia's rights (i) to purchase and be issued the shares evidenced by the Escrowed Stock
Certificates and/or (ii) relating to a financing transaction, merger, sale of all or substantially all assets, or recapitalization (in each case, with respect to Biovest's capital structure to the extent that Accentia has not violated the terms of the Investment Agreement and/or any agreement, instrument or document executed and delivered in connection therewith). THIS VOTING PROXY IS IRREVOCABLE. THE VOTING PROXY CREATED BY THIS SECTION 1.5 SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL THE TERMINATION OF THE ESCROW CREATED BY THIS AGREEMENT.

     1.6 Transactions. Prior to the satisfaction of all of the Escrow Conditions, Accentia will not, and will not permit or cause Biovest to, enter into any transaction with respect to Biovest unless both Biovest and Accentia have obtained the prior written consent to such transaction (after full disclosure of the terms thereof by Accentia) of Christopher Kyriakides.

     1.7 Resignations; Employment and Other Matters. Concurrently with the execution and delivery of this Agreement, Accentia shall furnish the Escrow Agent to be held in escrow in accordance with the terms of this Agreement the resignations of the following persons ("Nominees") from the Biovest Board of Directors and from all Biovest executive offices: Frank O'Donnell, M.D., Raphael Mannino, PhD, Steve Arikian, M.D., Martin Baum, Chris Chapman, M.D., Stephane Allard, M.D. and James McNulty and all other directors and/or officers other than Dr. Kyriakides and Mr. Mourkakos (the "Resignations"). In the event of Accentia's failure timely to satisfy the Escrow Conditions, the Resignations shall be delivered to Biovest for acceptance and Accentia shall cause the resignation of all such Nominees. Without the prior written consent of Dr. Kyriakides, Accentia, for the benefit of Biovest, agrees that Accentia will not cause or permit Biovest to enter into any employment, advisory or consulting agreement during the period that the escrow created by this Agreement is in effect. In order to be effective, such consent is required to describe in reasonable detail the terms of such agreement. Accentia shall indemnify and hold Biovest (and its directors, shareholders, officers, agents, successors and assigns) harmless from any and all losses, damages, payments and causes of action of any nature whatsoever (including, without limitation, attorneys fees and costs of collection) resulting from or relating to any such agreement entered into without such consent being first obtained.

     1.8 Security Agreement. Certain lenders to Biovest ("Lenders") have been (and/or shall be) issued secured convertible promissory notes of Biovest in connection with the Closing (the "Closing Secured Notes"). Attached to this Agreement as Exhibit A is a form of security agreement (the "Security Agreement") which is acceptable to Accentia and Biovest to further evidence and address the grant of the security interest under the Closing Secured Notes (other

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

than the Secured Note to Escrow Agent). Accentia and Biovest agree that after the initial Closing, Biovest shall promptly enter into the Security Agreement with such changes (other than with respect to the senior indebtedness and subordination of the loans evidenced by such Closing Secured Notes referred to in the Security Agreement) as reasonably requested by the Lenders.

                                   SECTION II
                                   ----------

             Appointment of Escrow Agent, Resignation and Successor
             ------------------------------------------------------

     2.1 Appointment of Escrow Agent. The Escrow Agent is hereby appointed, and accepts its appointment and designation as, Escrow Agent pursuant to the terms and conditions of this Agreement.

     2.2 Resignation of Escrow Agent; Appointment of Successor. The Escrow Agent acting at any time hereunder may resign at any time by giving at least 30 days' prior written notice of resignation to Accentia and Biovest, such resignation to be effective on the date specified in such notice. Upon receipt of such notice, Accentia and Biovest shall use best efforts to appoint a successor Escrow Agent and, unless they otherwise agree, appoint a bank or trust company with a combined capital and surplus of at least $ 100 million as successor to the Escrow Agent, by a written instrument delivered to such successor Escrow Agent, Accentia and Biovest, whereupon such successor Escrow Agent shall succeed to all the rights and obligations of the resigning Escrow Agent as of the effective date of resignation as if originally named herein. Upon such assignment of this Agreement, the resigning Escrow Agent shall duly transfer and deliver the Escrowed Stock Certificates, appropriate stock powers executed by Accentia in blank with respect to the Escrowed Stock Certificates (the "Stock Powers"), the Resignations and the $15M Promissory Note (collectively, the "Escrowed Items"), at the time held by the resigning Escrow Agent, to such successor Escrow Agent, provided that, if no successor Escrow Agent shall have been appointed on the effective date of resignation of the resigning Escrow Agent hereunder, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Agreement. If no successor Escrow Agent shall have been designated by the effective date of resignation of the resigning Escrow Agent hereunder, the resigning Escrow Agent's obligations shall, nevertheless, cease and terminate, provided that, the resigning Escrow Agent's sole responsibility thereafter shall be to keep safely the Escrowed Items then held by it and to deliver the same to a successor Escrow Agent designated by Accentia and Biovest, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

                                  SECTION III
                                  -----------


                               Escrow Arrangements
                               -------------------

     3.1 Delivery of Escrowed Items, etc.

     Biovest has delivered the Escrowed Stock Certificates to the Escrow Agent. Accentia has delivered the $15M Promissory Note, the Resignations and the Stock Powers to the Escrow Agent. The Escrow Agent shall hold the Escrowed Items.

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

                                   SECTION IV
                                   ----------

                          Release of the Escrowed Items
                          -----------------------------

     The Escrow Agent shall release the Escrowed Items only in accordance with this Section 4.

     4.1 Procedure. Following the receipt by the Escrow Agent of the Escrowed Items, the following procedure shall govern the release of the Escrowed Items:

         (a) The Escrowed Stock Certificates, the Resignations and the Stock Powers shall be furnished by Escrow Agent to Accentia only upon the satisfaction of each of the following conditions precedent: (i), payments of $100,000 to Dr. Christopher Kyriakides and $100,000 to Mr. Othon Mourkakos have been made (it being understood that these required payments are in addition to the $100,000 required to be paid to each of Dr. Kyriakides and Mr. Mourkakos at the initial Closing), (ii) Accentia shall have paid in full (without offset or deduction thereto) the $2.5M Note (it being understood that the required payment of the $2.5M Note when due is in addition to the $2,500,000 paid at the initial Closing); and (iii) Accentia shall have made the first two payments of principal and interest contemplated by that certain convertible secured promissory note and security agreement dated an even date herewith (the "Secured Note") to Morrison Cohen Singer & Weinstein, LLP in accordance with the terms of such Secured Note. Upon the timely satisfaction of all such three conditions, the $15M Promissory Note shall be furnished by the Escrow Agent to Biovest and the Escrowed Stock Certificates, Stock Powers and Resignations and the $2.5M Note (for cancellation) shall be furnished by the Escrow Agreement to Accentia. The three conditions set forth in this Section 4.1(a) are collectively referred to in this Agreement as the "Escrow Conditions". For purposes of this Agreement, Escrow Agent shall be entitled to look solely to Biovest for evidence of the satisfaction of the first two clauses (i) and (ii) of the Escrow Conditions, and with respect to clause (iii) of the Escrow Conditions, Escrow Agent shall be entitled to look solely to itself and such Escrow Condition may not be waived absent a written instrument signed by all parties hereto.

         (b) In the event that the Escrow Conditions have not been timely satisfied by Accentia, then (i) the Escrowed Stock Certificates, the Stock Powers and the Resignations shall be furnished by Escrow Agent to Biovest (subject to the terms of Section I of this Agreement); (ii) the $15M Note ad $2.5M Note shall be furnished by the Escrow Agent to Accentia; (iii) Accentia shall be entitled to retain the Fully-Paid Shares; and (iv) the escrow created by this Agreement shall terminate. In such event, neither Biovest nor Accentia shall have any claim against the other arising out of this Agreement, the failure of Accentia to satisfy the Escrow Conditions, the failure of Accentia to pay the $2.5M Note, or the failure of Accentia to pay the $15M Note.

     4.2 Dispute. In the event of any dispute among any of the parties to this Agreement relating to the interpretation or administration of this Agreement with respect to the Escrowed Items, the Escrow Agent shall not comply with any such claims or demands from Accentia or Biovest as long as such dispute may continue, and the Escrow Agent shall make no delivery or other disposition of any portion of the Escrowed Items then held by it under this Agreement until

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it has  received  a  certified  copy of a final  order of a court  of  competent jurisdiction directing disposition of the Escrowed Items or joint written instructions signed by Accentia and Biovest.

                                   SECTION V
                                   ---------

                                  Escrow Agent
                                  ------------

     5.1 No Fee. For its services hereunder, the Escrow Agent shall not be entitled to a fee (other than its fees for professional services rendered to Biovest prior to the date hereof and in connection with the drafting of this Agreement) and shall provide its services hereunder as a convenience to the other parties. In addition, Accentia and Biovest shall bear the cost of reimbursing the Escrow Agent for its out-of pocket expenses, including attorney's fees in administering the Escrowed Items and performing its duties under this Agreement.

     5.2 Responsibilities of Escrow Agent. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to Escrow Agent's rights, duties, liabilities and immunities:

         (a) Except as to its due execution and delivery of the Agreement, the Escrow Agent makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance of any obligation under Investment Agreement (as amended hereby);

         (b) The Escrow Agent shall be protected in acting in reliance upon any instructions, notice, request, certification, demand, consent, authorization, receipt, power of attorney or other paper or document, without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order, which it in good faith believes to be genuine and what it purports to be;

         (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection therewith, except its own gross negligence, recklessness, or willful misconduct;

         (d) The Escrow Agent may consult with competent and responsible legal counsel (including its own attorneys and internal attorneys) selected by it in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel. Biovest and Accentia shall reimburse the Escrow Agent on demand for amounts of such legal fees, disbursements and expenses;

         (e) Biovest and Accentia, jointly and severally, agree to indemnify and hold the Escrow Agent and its members, employees, officers, agents, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all losses, claims, damages, liabilities and expenses (collectively, "Damages"), including, without limitation,

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

reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with the performance of its duties hereunder. Such indemnity includes, without limitation, Damages incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this paragraph are in addition to any other rights any of the Indemnified Parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent. Notwithstanding any provision to the contrary in this Agreement, no party hereto shall have any liability to the Indemnified Parties with respect to any Damages that result, directly or indirectly, from the gross negligence, recklessness, or willful misconduct of the Escrow Agent;

         (f) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, and it shall not be bound by any modification of this Agreement unless in writing and signed by all parties hereto or their respective successors in interest;

         (g) The recitals of facts in this Agreement shall be taken as the statements of Biovest and Accentia, as the case may be, and the Escrow Agent assumes no responsibility for the correctness of the same. The Escrow Agent shall be under no obligation or duty to perform any act which would involve it in an expense or liability or to institute or defend any suit in respect of this Agreement or to advance any of its own monies unless, in its sole discretion, the parties confirm the indemnity herein provided;

         (h) The Escrow Agent shall be protected in acting in reliance upon any instructions, notice, request, certification, deed, consent, authorization, receipt, power of attorney or other paper or document reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties. Without limiting the generality of the foregoing, the Escrow Agent shall be protected in reliance upon the signatures appearing on the signature pages hereof as specimen signatures of the parties hereto. Whenever the Escrow Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under this Agreement, such matter may be deemed inclusively proved and established by a certificate signed by another party hereto, and such certificate shall constitute a full warranty for any action taken or suffered in good faith under the provisions of this Agreement;

         (i) The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property;

         (j) Biovest and Accentia acknowledge that (i) the Escrow Agent is counsel to Biovest and agree that the Escrow Agent may continue to represent Biovest, whether in any dispute, controversy, action or legal proceeding (including, without limitation, against Accentia or involving this Agreement and/or the Investment Agreement, or otherwise and (ii) the Escrow Agent is entitled to receive amounts under the Secured Note and, notwithstanding Escrow Agent's status as an escrow agent hereunder, Escrow Agent shall continue to be entitled to all of its rights remedies and benefits as a payee and secured party under the Secured Note (including, without limitation, the right to convert principal and accrued and unpaid interest thereon into equity of Biovest and/or Accentia in accordance with the terms of the Secured Note); and

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

         (k) The Escrow Agent does not have any interest in the Escrowed Items but is serving as Escrow Agent only and having only possession thereof. This
Section 5.2(k) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                                   SECTION VI
                                   ----------

                                  Miscellaneous
                                  -------------

     6.1 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of is Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

     6.2 Termination. Article IV of this Agreement shall terminate automatically at such time as all of the Escrowed Items have been paid or distributed from the Escrow Account in accordance with the terms of this Agreement. Notwithstanding the foregoing, all provisions concerning the indemnification of the Escrow Agent shall survive any such termination.

     6.3 Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     6.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (g) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight: mail or delivery or (d) sent by telecopy or telegram to, in the case of the parties other than the Escrow Agent, to:

          If to Biovest:

                      Biovest International, Inc.
                      8500 Evergreen Blvd.
                      Minneapolis, MN 55433
                      Fax:  (763) 786-0915

          With a copy to:
                      Morrison Cohen Singer & Weinstein, LLP
                      750 Lexington Avenue
                      New York, NY 10022
                      Attention: Robert H. Cohen, Esq. and Robert Londin, Esq. Fax No. 212-735-8708

          If to Accentia:
                      5310 Cypress Center Drive
                      Suite 101
                      Tampa, Florida  33609

          With copy to:
                      Samuel S. Duffey Esq.
                      416 Burns Court
                      Sarasota, FL 34236

          If to Escrow Agent:
                      Morrison Cohen Singer & Weinstein, LLP 750 Lexington Avenue New York, New York 10022 Fax No. 212-735-8708
                      Attention:  Robert H. Cohen, Esq. and Robert Londin, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     6.5  Entire  Agreement.   This  Agreement  (together  with  the  Investment
Agreement as amended hereby, and the documents, instruments and agreements executed and delivered in connection with the closing thereof (including, without limitation, the Secured Note and the Escrowed Items)) embody the entire agreement and understanding among Accentia, Biovest, and the Escrow Agent with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, among Accentia, Biovest, and the Escrow Agent with respect to the subject matter hereof.

     6.6 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

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

     6.7 Governing Law, Etc. This Agreement shall be governed by and construed in accordance with and enforced under the laws of the State of New York applicable to agreements made and to be performed entirely in New York.
Accentia, Biovest and the Escrow Agent hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or Federal court. Accentia, Biovest and the Escrow Agent hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute arid agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.4, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     6.8 Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank]


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


     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                    ACCENTIA, INC.

                                    By:____________________________________

                                    Name:

                                    Title:



                                    BIOVEST INTERNATIONAL, INC.



                                    By:____________________________________

                                    Name:

                                    Title:



                                     MORRISON COHEN SINGER & WEINSTEIN, LLP,

                                     as Escrow Agent



                                     By:____________________________________

                                     Name:

                                     Title:



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